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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Cactus, Inc.
(Name of Registrant as Specified In Its Charter)

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Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Cactus, Inc.:

        Notice is hereby given that the 2019 Annual Meeting of Stockholders of Cactus, Inc. (the "Company") will be held at the offices of Baker Botts L.L.P., 910 Louisiana Street, 32nd Floor, Houston, Texas 77002, on May 22, 2019, at 9:00 a.m. Central Time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

  1.
  To elect to the Company's Board of Directors the two Class II directors set forth in the accompanying Proxy Statement, each of whom will hold office until the 2022 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019;

  3.
  To approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in the accompanying Proxy Statement;

  4.
  To vote, on a non-binding, advisory basis, on the frequency of holding advisory votes on the compensation of our named executive officers at an interval of "every one year," "every two years" or "every three years"; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Holders of record of the Company's Class A common stock (NYSE: WHD) and Class B common stock (together, the "Common Stock") at the close of business on April 18, 2019, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        The proxy materials relating to the Annual Meeting are first being mailed on or about April 23, 2019.

        If your shares are held in street name, you will receive instructions from the holder of record detailing how to direct the voting of your Common Stock. Internet voting will also be offered to stockholders holding shares of Common Stock in street name.

        We urge you to review the enclosed proxy materials carefully and to submit your proxy or voting instructions as soon as possible so that your Common Stock will be represented at the Annual Meeting.

        ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors,

David Isaac General Counsel, Vice President of Administration and Secretary

Houston, Texas
April 18, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2019

        The Notice of 2019 Annual Meeting of Stockholders, the Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2018 are available at https://www.astproxyportal.com/ast/22025.

i

Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors (the "Board") of Cactus, Inc. (the "Company") requests your proxy for the Company's 2019 Annual Meeting of Stockholders that will be held on May 22, 2019, at 9:00 a.m. Central Time, at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002 (the "Annual Meeting"). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. We are soliciting proxies from holders of our Class A common stock, par value $0.01 per share (our "Class A Common Stock"), and our Class B common stock, par value $0.01 per share (our "Class B Common Stock"). We refer to our Class A Common Stock and our Class B Common Stock together as our "Common Stock."

        We are a holding company that was incorporated as a Delaware corporation on February 17, 2017 for the purpose of facilitating the Company's initial public offering (our "IPO") and to become the sole managing member of Cactus Wellhead, LLC ("Cactus LLC"). Our IPO closed on February 12, 2018. In this proxy statement (this "Proxy Statement"), the terms "the Company," "we," "us," "our" and similar terms when used in the present tense, prospectively or for historical periods since February 12, 2018, refer to the Company and its subsidiaries, including Cactus LLC, and for historical periods prior to February 12, 2018, refer to Cactus LLC and its subsidiaries, unless the context indicates otherwise.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Proposals to be Voted Upon at the Annual Meeting

        At the Annual Meeting, our stockholders will be asked to consider and vote upon the following four proposals:

  •
  Proposal ONE: To elect to the Board the two Class II directors set forth in this Proxy Statement, each of whom will hold office until our 2022 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal;

  •
  Proposal TWO: To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

  •
  Proposal THREE: To approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in this Proxy Statement; and

  •
  Proposal FOUR: To vote, on a non-binding, advisory basis, on the frequency of holding advisory votes on the compensation of our named executive officers at an interval of "every one year," "every two years" or "every three years."

        In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

        The Board recommends that you vote FOR the election to the Board of each of the director nominees ("Proposal ONE"); FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2019 ("Proposal TWO"); FOR the approval, by a non-binding vote, of the compensation of our named executive officers as reported in this Proxy Statement ("Proposal THREE"); and FOR the approval, by a non-binding vote, of the frequency of holding advisory votes on the compensation of our named executive officers at an interval of "EVERY THREE YEARS" ("Proposal FOUR").

Voting at the Annual Meeting

        Our Class A Common Stock and Class B Common Stock are the only classes of securities that entitle holders to vote generally at meetings of the Company's stockholders. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters presented at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the holder to one vote at the Annual Meeting.

        If on the Record Date you hold shares of our Common Stock that are represented by stock certificates or registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by Internet by following the instructions on the enclosed proxy card or by signing and returning by mail the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet or by filling out and returning the proxy card. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this Proxy Statement.

        Any proxy given pursuant to this solicitation may be revoked by the person submitting such proxy at any time before its use by (1) delivering a written notice of revocation addressed to Cactus, Inc., Attn: General Counsel, 920 Memorial City Way, Suite 300, Houston, Texas 77024, (2) duly executing a proxy bearing a later date, (3) voting again by Internet or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

        If on the Record Date you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in "street name," and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring to the Annual Meeting a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

        If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute "broker non-votes." Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. Stockholders may receive more than one set of proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all sets of proxy materials you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Quorum Requirement for the Annual Meeting

        The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 46,780,909 shares of Class A Common Stock and 28,329,012 shares of Class B Common Stock outstanding, held by one and five stockholders of record, respectively. Abstentions (i.e., if you or your broker mark "ABSTAIN" on a proxy) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on the ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on "non-routine" proposals, including the election of directors.

Required Votes

        Election of Directors.    Each director will be elected by the affirmative vote of the plurality of the votes validly cast on the election of directors at the Annual Meeting. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

        Ratification of our Independent Registered Public Accounting Firm.    Approval of the proposal to ratify the Audit Committee's appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the annual meeting. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.

        Advisory Vote on Compensation of our Named Executive Officers.    Approval, on a non-binding basis, of the compensation of our named executive officers as reported in this Proxy Statement requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Broker "non-votes" will have no legal effect on this proposal.

        Advisory Vote on the Frequency of Holding Advisory Votes on the Compensation of our Named Executive Officers.    Approval, on a non-binding basis by a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of Proposal FOUR. However, because Proposal FOUR has three possible substantive responses (every year, every two years and every three years), if none of the frequency alternatives receives a majority vote, then we will consider stockholders to have approved the frequency selected by holders of a plurality of the shares present and entitled to be voted. Abstentions and broker "non-votes" will have no legal effect on this proposal.

Default Voting

        A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted "FOR" the election to the Board of each of the director nominees listed in Proposal ONE, "FOR" Proposal TWO, "FOR" Proposal THREE and "EVERY THREE YEARS" for Proposal FOUR.

        If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.

Other Matters to Be Voted on at the Annual Meeting

        The Board is not currently aware of any business to be acted on at the Annual Meeting other than that which is described in the Notice of 2019 Annual Meeting of Stockholders and this Proxy Statement. If, however, other matters are properly brought to a vote at the Annual Meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the Annual Meeting, the persons designated as proxies will have discretion to vote on that proposal.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        The Board has nominated the following individuals for election as Class II directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at our 2022 Annual Meeting of Stockholders and until either they are re-elected, or their successors are elected and qualified or until their earlier death, resignation or removal:

Joel Bender
Alan Semple

        Joel Bender and Alan Semple are currently serving as directors of the Company. If Joel Bender and Alan Semple are elected to the Board, the size of the Board will remain at seven members. Biographical information for each director nominee is contained in the "Directors and Executive Officers" section below.

        The Board has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.

Vote Required

        The election of directors in this Proposal ONE requires the affirmative vote of a plurality of the votes validly cast on the election of directors. Neither abstentions nor broker non-votes will have any effect on the outcome of the election of directors.

Recommendation

        The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the director nominees.

 DIRECTORS AND EXECUTIVE OFFICERS

        The directors and executive officers of the Company are:

Name	Age	Title
Bruce Rothstein	66	Chairman of the Board
Scott Bender	65	President, Chief Executive Officer and Director
Joel Bender	59	Senior Vice President, Chief Operating Officer and Director
Michael McGovern	67	Director, Compensation Committee Chairman and Audit Committee member
John (Andy) O'Donnell	71	Director, Audit Committee member, Compensation Committee member and Nominating and Governance Committee member
Gary Rosenthal	69	Director, Nominating and Governance Committee Chairman and Compensation Committee member
Alan Semple	59	Director, Audit Committee Chairman and Nominating and Governance Committee member
Steven Bender	36	Vice President of Operations
Stephen Tadlock	40	Vice President, Chief Financial Officer and Treasurer
David Isaac	58	General Counsel, Vice President of Administration and Secretary

        The Company's directors are divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. McGovern and O'Donnell are designated as Class I directors, and their terms of office expire in 2021. Alan Semple and Joel Bender are designated as Class II directors, and, assuming the stockholders elect them to the Board as set forth above in "Proposal One: Election of Directors," their terms of office will expire in 2022. Messrs. Scott Bender, Rothstein and Rosenthal are designated as Class III directors, and their terms of office expire in 2020.

        Set forth below is biographical information about each of our directors and executive officers.

Our Directors

        Bruce Rothstein—Chairman of the Board.    Bruce Rothstein has been our Chairman of the Board since 2011. Mr. Rothstein has been a Managing Director at Cadent Energy Partners LLC ("Cadent Energy Partners"), a natural resources private equity firm that invests in companies in the North American energy industry, since co-founding Cadent Energy Partners in 2003. From November 2005 until November 2017, Mr. Rothstein served on the board of directors of Array Holdings, Inc., formerly a portfolio company of Cadent Energy Partners. From May 2006 to August 2016, he served on the board of directors of Vedco Holdings, Inc., formerly a Cadent Energy Partners portfolio company. From December 2007 to April 2016, Mr. Rothstein served on the board of directors of Torqued-Up Energy Services, Inc., formerly a Cadent Energy Partners portfolio company. From December 2008 until February 2012, Mr. Rothstein served as a director of Ardent Holdings, LLC, a portfolio company of Cadent Energy Partners. Mr. Rothstein graduated from Cornell University in 1974 with a Bachelor of Arts in Mathematics and New York University's Stern School of Business in 1985 with a Master of Business Administration. We believe that Mr. Rothstein's extensive financial and energy investment experience brings valuable skills to the Board and qualifies him to serve on the Board.

        Scott Bender—President, Chief Executive Officer and Director.    Scott Bender has been our President and Chief Executive Officer and one of our directors since 2011, when he and Mr. Joel Bender founded Cactus LLC. Prior to founding Cactus LLC, Mr. Bender was President of Wood Group Pressure Control from 2000 to 2011. He began his career in 1977 as President of Cactus Wellhead Equipment, a subsidiary of Cactus Pipe that was eventually sold to Cooper Cameron Corporation in

1996. Mr. Bender graduated from Princeton University in 1975 with a Bachelor of Science in Engineering and the University of Texas at Austin in 1977 with a Master of Business Administration. We believe that Mr. Bender's significant experience in the oil field services industry and his founding and leading of Cactus LLC bring important skills to the Board and qualifies him to serve on the Board. Scott Bender is the father of Steven Bender, our Vice President of Operations, and the brother of Joel Bender, our Senior Vice President and Chief Operating Officer and one of our directors.

        Joel Bender—Senior Vice President, Chief Operating Officer and Director.    Joel Bender has been our Senior Vice President and Chief Operating Officer and one of our directors since 2011, when he and Mr. Scott Bender founded Cactus LLC. Prior to founding Cactus LLC, Mr. Bender was Senior Vice President of Wood Group Pressure Control from 2000 to 2011. He began his career in 1984 as Vice President of Cactus Wellhead Equipment, a subsidiary of Cactus Pipe that was eventually sold to Cooper Cameron Corporation in 1996. Mr. Bender graduated from Washington University in 1981 with a Bachelor of Science in Engineering and the University of Houston in 1985 with a Master of Business Administration. We believe that Mr. Bender's significant experience in the oil field services industry and his founding and leading of Cactus LLC bring important skills to the Board and qualifies him to serve on the Board. Joel Bender is the brother of Scott Bender, our President and Chief Executive Officer and one of our directors.

        Michael McGovern—Director.    Mr. McGovern has served as one of our directors since 2011. He currently serves as our Compensation Committee chairman. He served as Executive Advisor to Cadent Energy Partners from January 2008 to December 2014 and has served as Chairman and Chief Executive Officer of Sherwood Energy, LLC, a Cadent Energy Partners portfolio company, since March 2009. Mr. McGovern has also served as a director of GeoMet, Inc., an independent energy company, from September 2010 until December 2018. He also currently serves on the board of directors of Nuverra Environmental Solutions, Inc. since August 2017. Mr. McGovern served on the board of directors of Quicksilver Resources Inc. from March 2013 until August 2016 and of Probe Holdings, Inc. from February 2014 until July 2017. He has also served on the board of directors of Fibrant (f/k/a DSM Caprolactam) since May 2016. Mr. McGovern also served on the board of directors of Sonneborn, Inc. from 2012 to December 2016. We believe Mr. McGovern's qualifications to serve on the Board include his 40 years of experience in the energy industry and his extensive executive leadership and management experience, including as Chief Executive Officer of several public companies.

        John (Andy) O'Donnell—Director.    Mr. O'Donnell has served as one of our directors since January 2015. Mr. O'Donnell served as an officer of Baker Hughes Incorporated from 1998 until his retirement in January 2014. In his most recent role he served as Vice President, Office of the CEO of Baker Hughes Incorporated. Prior to that he held multiple leadership positions within Baker Hughes Incorporated, including President of Western Hemisphere, President of BJ Services, President of Baker Petrolite and President of Baker Hughes Drilling Fluids. He was responsible for the process segment, which was divested in early 2004. Mr. O'Donnell also managed Project Renaissance, an enterprise-wide cost savings effort, completed in 2001. Prior to that he served as Vice President Manufacturing for Baker Oil Tools and Plant Manager for Hughes Tool Company. He joined Hughes Tool Company in 1975 starting his career as a systems analyst. Mr. O'Donnell served as an officer and aviator in the U.S. Marine Corps and holds a B.S. degree from the University of California. He is a member of the board of directors of CIRCOR International, Inc., where he serves on the compensation committee and the nominating and governance committee. We believe Mr. O'Donnell's qualifications to serve on the Board include his years of experience in the energy industry and his extensive executive leadership and management experience, including as an officer of Baker Hughes Incorporated from 1998 until 2014.

        Gary Rosenthal—Director.    Mr. Rosenthal has served as one of our directors since January 1, 2018. He currently serves as our Nominating and Governance Committee chairman. Mr. Rosenthal has been a partner in The Sterling Group, L.P., a private equity firm based in Houston, Texas, since January

2005. Mr. Rosenthal served as Chairman of the Board of Hydrochem Holdings, Inc. from May 2003 until December 2004. From August 1998 to April 2001, he served as Chief Executive Officer of AXIA Incorporated, a diversified manufacturing company. From 1991 to 1994, Mr. Rosenthal served as Executive Chairman and then after its initial public offering, as Chairman and Chief Executive Officer of Wheatley—TXT Corp., a manufacturer of pumps and valves for the oil field. Mr. Rosenthal served from 2001 until 2018 as a director and chairman of the compensation committee of Oil States International, Inc., a publicly held provider of manufactured products and services to the oilfield. Mr. Rosenthal has served as a director and Chairman of Sterling Polychem Investments LLC since March 2019 and as a director of Highline Aftermarket LLC since April 2016, and he previously served from October 2013 until February 2018 as Chairman of Safe Fleet Investments LLC, all of the foregoing Sterling Group portfolio companies. Mr. Rosenthal holds J.D. and A.B. degrees from Harvard University. We believe that Mr. Rosenthal's qualifications to serve on the Board include his extensive executive leadership experience and his experience in the energy sector.

        Alan Semple—Director.    Mr. Semple has served as one of our directors since April 2017. He currently serves as our Audit Committee chairman. Since December 2015, Mr. Semple has served as a member of the board of directors and the audit committee of Teekay Corporation, a leading provider of international crude oil and gas marine transportation services, and as the audit committee chairman since March 2018. He was formerly Director and Chief Financial Officer at John Wood Group PLC (Wood Group), a provider of engineering, production support and maintenance management services to the oil and gas and power generation industries, a role he held from 2000 until his retirement in May 2015. Prior to this, he held a number of senior finance roles in Wood Group since 1996. Mr. Semple is a member of the Institute of Chartered Accountants of Scotland. We believe that Mr. Semple's 30 years of finance experience, primarily in the energy industry, makes him qualified to serve on the Board.

Our Executive Officers

        Steven Bender—Vice President of Operations.    Steven Bender has been our Vice President of Operations since 2011. From 2005 to 2011, Mr. Bender served as Rental Business Manager of Wood Group Pressure Control. Mr. Bender graduated from Rice University in 2005 with a Bachelor of Arts in English and Hispanic Studies and the University of Texas at Austin in 2010 with a Master of Business Administration. Steven Bender is the son of Scott Bender, our President and Chief Executive Officer and one of our directors.

        Stephen Tadlock—Vice President, Chief Financial Officer and Treasurer.    Stephen Tadlock has served as our Vice President, Chief Financial Officer and Treasurer since March 15, 2019, upon the completion of the management transition announced in November 2018. From March 2018 to March 2019, Mr. Tadlock served as our Vice President and Chief Administrative Officer. Mr. Tadlock joined our Company in June 2017 as our Vice President of Corporate Services. Mr. Tadlock previously worked at Cadent Energy Partners from 2007 to 2017, where he most recently served as a Partner from 2014 to 2017. While at Cadent Energy Partners, Mr. Tadlock managed investments across all energy sectors and worked with Cactus LLC since its founding in 2011 as a board observer. Prior to joining Cadent Energy Partners, Mr. Tadlock was a consultant to Cairn Capital, a London based asset management firm. Previously he was associate to the CEO of SoundView, a publicly traded investment bank in Old Greenwich, Connecticut. Mr. Tadlock began his career as an analyst at UBS Investment Bank in New York, New York. Mr. Tadlock served as a director and Chairman of Polyflow Holdings, LLC until his resignation in 2018. Mr. Tadlock also served as a director of Composite Energy Services, LLC and Energy Services Holdings, LLC until his respective resignations in 2017. Mr. Tadlock graduated from Princeton University in 2001 with a Bachelor of Science in Engineering in Operations Research and from the Wharton School at the University of Pennsylvania in 2007 with a Master of Business in Administration.

        David Isaac—General Counsel, Vice President of Administration and Secretary.    David Isaac has been our General Counsel, Vice President of Administration and Secretary since 2018. Mr. Isaac previously worked at Rockwater Energy Solutions, Inc. from 2011 to 2017 where he most recently served as Senior Vice President of Human Resources and General Counsel. While at Rockwater, Mr. Isaac led the Human Resources, HSE, and Legal functions of the organization. Prior to joining Rockwater, Mr. Isaac was the Vice President of Human Resources and General Counsel of Inmar, Inc. a private business-process outsourcing and reverse logistics firm in Winston-Salem, North Carolina. Previously he served as Senior Vice President of Human Resources at Wachovia Bank, also in Winston-Salem, North Carolina. Before Wachovia, Mr. Isaac performed legal and human resources functions for Baker Hughes, Inc. and its subsidiaries in Houston, Texas. Mr. Isaac graduated from The College of William & Mary in 1983 with a Bachelor of Arts in Economics and from The Ohio State University in 1986 with a Juris Doctor.

EXECUTIVE COMPENSATION

Named Executive Officers

        We are currently considered an emerging growth company for purposes of the SEC's executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our chief executive officer and our two other most highly compensated executive officers. For fiscal year 2018, our named executive officers ("NEOs") were:

Name	Principal Position
Scott Bender	President, Chief Executive Officer and Director
Joel Bender	Senior Vice President, Chief Operating Officer and Director
Stephen Tadlock	Vice President, Chief Financial Officer and Treasurer(1)

(1)
On March 15, 2019, Mr. Tadlock became our Vice President, Chief Financial Officer and Treasurer, completing the management transition announced in November 2018.

Summary Compensation Table

        The following table summarizes, with respect to our NEOs, information relating to the compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards(2)	All Other Compensation ($)(3)	Total ($)
Scott Bender	2018	300,000	—	300,000	1,000,008	28,125	1,628,133
(President, Chief Executive	2017	260,096	—	300,000	—	24,726	584,822
Officer and Director)(4)
Joel Bender	2018	300,000	—	300,000	1,000,008	27,060	1,627,068
(Senior Vice President, Chief	2017	260,096	—	300,000	—	14,386	574,482
Operating Officer and Director)(4)
Stephen Tadlock	2018	250,000	—	120,298	1,875,015	20,780	2,266,093
(Vice President, Chief Financial
Officer and Treasurer)(5)

(1)
Our non-equity compensation program for 2017 and 2018 is described in greater detail below.

(2)
The amounts reported in this column represent the aggregate grant date fair value of restricted stock unit awards granted to each NEO and computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions with respect to these awards, see Note 6 in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (our "Annual Report"). For additional information about restricted stock unit awards granted during 2018, see "Outstanding Equity Awards at 2018 Fiscal Year-End" below. For more information about our long-term incentive plan, see "LTIP" below.

(3)
Amounts reflected within the "All Other Compensation" column are comprised of the following amounts:

Name	Year	Employer Contributions to 401(k) Plan ($)	Vehicle Allowance ($)	Gas Allowance ($)	Total ($)
Scott Bender	2018	15,670	11,400	1,065	28,125
	2017	13,545	10,800	381	24,726
Joel Bender	2018	15,670	11,400	—	27,060
	2017	3,586	10,800	—	14,386
Stephen Tadlock	2018	9,380	11,400	—	20,780
(4)
Although Messrs. Scott and Joel Bender each serve on the Board, they are not compensated for their services as directors.

(5)
Mr. Tadlock was not a named executive officer prior to 2018.

Narrative to the Summary Compensation Table

        As of April 2017, the salaries of certain of our NEOs were set at the following levels: Scott Bender, $250,000; and Joel Bender, $250,000. For each of Messrs. Scott and Joel Bender, the base salary was restored to the same level as the salary paid to them prior to a salary reduction in 2015. In June 2017, the Board approved salary increases at the following levels: Scott Bender, $300,000; and Joel Bender, $300,000. These base salaries remained in effect during 2018. Stephen Tadlock's base salary was set at $250,000 for 2018.

        Under the Company's discretionary bonus program based on financial and safety performance, we paid bonuses to each of Scott Bender and Joel Bender in the amounts of $300,000 for each of 2017 and 2018, and we paid a bonus to Stephen Tadlock in the amount of $120,298 for 2018. The bonuses for 2018 reflected the Company's performance on financial and safety measures, including adjusted EBITDA and the rate of certain safety incidents, and were paid in three installments in July 2018, December 2018 and March 2019.

        In addition, in connection with our IPO, we made grants of restricted stock units designed to promote retention and provide incentives for long-term performance. Messrs. Scott and Joel Bender each received restricted stock unit grants with grant date values of $1,000,008 and Mr. Stephen Tadlock received a restricted stock unit grant with a grant date value of $1,875,015 that, in each case, will vest over three years.

Outstanding Equity Awards at 2018 Fiscal Year-End

        The following table reflects information regarding outstanding restricted stock units held by our NEOs as of December 31, 2018.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)
Scott Bender	02/07/2018	52,632	(2)	1,442,643
Joel Bender	02/07/2018	52,632	(2)	1,442,643
Stephen Tadlock	02/07/2018	98,685	(2)	2,704,956

(1)
The market value of these units is based on the closing price of the Company's Class A Common Stock on December 31, 2018 ($27.41), the last trading day of the fiscal year.

(2)
Reflects RSUs which vest over three years in annual installments on February 7, 2019, February 7, 2020, and February 7, 2021.

Employment, Severance or Change in Control Agreements

Employment Agreements

        In connection with our IPO, we amended and restated our employment agreements with Messrs. Scott and Joel Bender (as amended and restated, each, an "Employment Agreement"). Each Employment Agreement reflects the executive's base salary of $300,000 and has an initial three-year term that will extend automatically for one-year periods thereafter unless advance written notice by either party is provided. Under the Employment Agreements, each of Messrs. Scott and Joel Bender are entitled to receive severance compensation if his employment is terminated under certain conditions, such as a termination by the executive officer for "good reason" or by us without "cause," each as defined in the agreements and further described below. In addition, the agreements provide for:

  •
  specified minimum base salaries;

  •
  participation in all of our employee benefit plans to the extent the executive is eligible thereunder;

  •
  termination benefits, including, in specified circumstances, severance payments; and

  •
  an annual bonus of up to 100% of annual base salary in the good faith discretion of the Board if the executive satisfies budgetary and performance goals, as determined annually by the Board.

        On February 21, 2019, we amended the Employment Agreements to provide that Scott Bender and Joel Bender shall be eligible to receive an additional annual bonus of up to 40% of the regular annual bonus actually paid, determined in the good faith discretion of the Board if the executive satisfies additional budgetary and performance goals, as determined annually by the Board. See additional discussion regarding annual bonus changes made in 2019 under "2019 Compensation Decisions—2019 MIP" below.

        We have not entered into separate severance agreements with Messrs. Scott and Joel Bender and instead rely on the terms of each executive's Employment Agreement to dictate the terms of any severance arrangements. The Employment Agreements do not provide for accelerated or enhanced cash payments or health and welfare benefits upon a change in control but do provide for salary continuation payments and subsidized health and welfare benefits upon the termination of the executive's employment for "good reason" or without "cause."

        Termination for Good Reason or Without Cause.    If either Scott or Joel Bender terminates his employment for "good reason" or is terminated by us without "cause," he will be entitled to receive as severance, in addition to any amounts earned and unpaid through the date of termination, his then-current base salary and benefits (except car and expense reimbursement benefits) for the remaining term of the Employment Agreement if such term is greater than one year, or if such term is not greater than one year, one year from the date of termination.

        Termination Due to Disability.    If either Scott or Joel Bender's employment is terminated by either us or the executive due to disability, he will be entitled to receive as severance his then-current base salary and benefits through the remainder of the calendar month during which such termination is effective and for the lesser of (a) six consecutive months thereafter or (b) the date on which disability insurance benefits commence under any disability insurance coverage which may be provided by us.

        Termination Due to Death.    If either Scott or Joel Bender's employment is terminated due to death, his estate will be entitled to receive his then-current base salary and accrued benefits through the end of the calendar month in which his death occurs.

        In each case, if the executive is entitled to severance payments, during such severance period we will pay such executive's portion of Consolidated Omnibus Budget Reconciliation Act ("COBRA") premium payments, and if COBRA is no longer available during such period, we will provide similar health insurance coverage for such executive during the severance period.

        For purposes of Scott and Joel Bender's Employment Agreements:

  •
  The term "cause" means the executive (i) is convicted of, or enters a nolo contendre or guilty plea with respect to, a crime involving fraud, theft, embezzlement or other act of material dishonesty or the Board's loss of confidence in the executive because he is convicted of, or enters a nolo contendre or guilty plea with respect to, any felony or crime involving moral turpitude; (ii) commits any other material breach of any of the provisions of his employment agreement other than a breach which (being capable of being remedied) is remedied by him within 14 days of being called upon to do so in writing by us; or (iii) fails to perform his duties and responsibilities (other than a failure from disability) for a period of 30 consecutive days.

  •
  The term "good reason" means any of the following: (i) we commit any material breach of the provisions of the executive's Employment Agreement; (ii) we assign the executive to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the effective date of the Employment Agreement; (iii) the requirement by us that the executive be based anywhere other than Houston, Texas, provided that such a change in geographic location be deemed material; or (iv) any decrease of more than 10% in the executive's base salary as of the effective date of the Employment Agreement. In any case, the executive must provide written notice of termination for good reason within 90 days of the initial existence of the condition at issue, and we will have the opportunity to cure such circumstances within a 30-day period of receipt of such notice.

        If an Employment Agreement is terminated for "good reason" or without "cause," cash severance benefits will be paid in a single lump sum cash payment within the 60-day period immediately following the date of the executive's separation from service. If an Employment Agreement is terminated as a result of the respective executive's death or disability, the applicable cash severance benefits will be paid in a single lump sum cash payment within the 30-day period immediately following the date of the executive's applicable death or disability, as applicable.

Non-Compete Agreements

        In connection with our IPO, on February 12, 2018, Cactus LLC entered into amended and restated noncompetition agreements (each, a "Noncompetition Agreement") with each of Scott Bender and Joel Bender. Each of the Noncompetition Agreements provide that, for a period of one year following termination of his employment, Scott Bender and Joel Bender will not (i) compete against us in connection with our business, (ii) solicit or induce any of our employees to leave his or her employment with us or hire any of our employees or (iii) solicit or entice customers who were our customers within the one-year period immediately prior to his date of termination to cease doing business with us or to begin doing business with our competitors.

        Potential Payments upon Termination.    Severance payments that could become payable to Messrs. Scott and Joel Bender have been described above in connection with the description of the Employment Agreements. Pursuant to the terms of his offer letter, Mr. Tadlock will be eligible to receive six months of severance should a merger or sale transaction result in Mr. Tadlock being terminated by the new entity.

LTIP

        In order to incentivize individuals providing services to us or our affiliates, in 2018 the Board adopted a long-term incentive plan (the "LTIP"). The LTIP provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards. In addition, the Board has granted limited authority to Scott Bender, our Chief Executive Officer, to make awards under the LTIP to certain individuals who are not executive officers. The description of the LTIP set forth below is a summary of the material features of the LTIP. This summary does not purport to be a complete description of all of the provisions of the LTIP and is qualified in its entirety by reference to the LTIP, which is filed as an exhibit to our Annual Report. References to "common stock" in this description of the LTIP are to Class A Common Stock.

        LTIP Share Limits.    Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the LTIP, a total of 3,000,000 shares of our Class A Common Stock has been reserved for issuance pursuant to awards under the LTIP. The total number of shares reserved for issuance under the LTIP may be issued pursuant to incentive stock options (which generally are stock options that meet the requirements of Section 422 of the Internal Revenue Code (the "Code")). Class A Common Stock subject to an award that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without delivery of shares will again be available for delivery pursuant to other awards under the LTIP.

        Individual Share Limits.    Our non-employee directors will not receive awards in excess of 100,000 shares of common stock or, if greater, awards valued in excess of $1,500,000 in any calendar year.

        Administration.    The Board has delegated to the Compensation Committee the authority to administer the LTIP. The Compensation Committee has broad discretion to administer the LTIP, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted and the terms and conditions of awards. The Compensation Committee may also accelerate the vesting or exercise of any award and make all other determinations and take all other actions necessary or advisable for the administration of the LTIP.

        Eligibility.    Any individual who is our officer or employee or an officer or employee of any of our affiliates, and any other person who provides services to us or our affiliates, including members of the Board, are eligible to receive awards under the LTIP at the discretion of the Compensation Committee.

        Stock Options.    The Compensation Committee may grant incentive stock options and options that do not qualify as incentive stock options, except that incentive stock options may only be granted to persons who are our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Code. The exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our common stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the stock option must be at least 110% of the fair market value of a share of our Class A Common Stock on the date of grant, and the option must not be exercisable more than five years from the date of grant.

        Stock Appreciation Rights ("SARs").    A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR generally cannot be less than 100% of the fair market value of a share of our common stock on the date on which the SAR is granted. The term of a SAR may not exceed ten years. SARs may be granted in connection with, or independent of, a stock option. SARs may be paid in cash, common stock or a combination of cash and common stock, as determined by the Compensation Committee.

        Restricted Stock.    Restricted stock is a grant of shares of common stock subject to the restrictions on transferability and risk of forfeiture imposed by the Compensation Committee. In the discretion of the Compensation Committee, dividends distributed prior to vesting may be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made.

        Restricted Stock Units.    A restricted stock unit is a right to receive cash, common stock or a combination of cash and common stock at the end of a specified period equal to the fair market value of one share of our common stock on the date of vesting. Restricted stock units may be subject to the restrictions, including a risk of forfeiture, imposed by the Compensation Committee.

        Stock Awards.    A stock award is a transfer of unrestricted shares of our common stock on terms and conditions determined by the Compensation Committee.

        Dividend Equivalents.    Dividend equivalents entitle an individual to receive cash, shares of common stock, other awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another award (other than an award of restricted stock or a stock award). The Compensation Committee may provide that dividend equivalents will be paid or distributed when accrued or at a later specified date, including at the same time and subject to the same restrictions and risk of forfeiture as the award with respect to which the dividend equivalents accrue if they are granted in tandem with another award.

        Other Stock-Based Awards.    Subject to limitations under applicable law and the terms of the LTIP, the Compensation Committee may grant other awards related to our common stock. Such awards may include, without limitation, awards that are convertible or exchangeable debt securities, other rights convertible or exchangeable into our common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of our common stock or the value of securities of, or the performance of, our affiliates.

        Cash Awards.    The LTIP permits the grant of awards denominated in and settled in cash as an element of or supplement to, or independent of, any award under the LTIP.

        Substitute Awards.    Awards may be granted in substitution or exchange for any other award granted under the LTIP or any other right of an eligible person to receive payment from us. Awards may also be granted under the LTIP in substitution for similar awards held by individuals who become eligible persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with us or one of our affiliates.

        Performance Awards.    Performance awards represent awards with respect to which a participant's right to receive cash, shares of our common stock, or a combination of both, is contingent upon the attainment of one or more specified performance measures during a specified period. The Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to each performance award. The Compensation Committee may use any business criteria and other measures of performance it deems appropriate in establishing the performance goals applicable to a performance award.

        Recapitalization.    In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an equity restructuring, the Compensation Committee shall or may (as required by applicable accounting rules) equitably adjust (i) the aggregate number or kind of shares that may be delivered under the LTIP, (ii) the number or kind of shares or amount of cash subject to an award, (iii) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (iv) the applicable share-based limitations with respect to awards provided in the LTIP, in each case to equitably reflect such event.

        Change in Control.    In the event of a change in control or other changes to us or our common stock, the Compensation Committee may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment (including canceling a stock option or SAR for no consideration if it has an exercise price or grant price less than the value paid in the transaction), (iii) cancel awards that remain subject to a restricted period as of the date of the change in control or other event without payment, or (iv) make any other adjustments to awards that the Compensation Committee deems appropriate to reflect the applicable transaction or event.

        No Repricing.    Except in connection with (i) the issuance of substitute awards granted to new service providers in connection with a transaction or (ii) in connection with adjustments to awards granted under the LTIP as a result of a transaction or recapitalization involving us, without the approval of the stockholders of the Company, the terms of outstanding options or SARs may not be amended to reduce the exercise price or grant price or to take any similar action that would have the same economic result.

        Clawback.    All awards granted under the LTIP are subject to reduction, cancellation or recoupment under any written clawback policy that we may adopt and that we determine should apply to awards under the LTIP.

        Amendment and Termination.    The LTIP will automatically expire on the tenth anniversary of its effective date, in February 2028. The Compensation Committee may amend or terminate the LTIP at any time, subject to stockholder approval if required by applicable law, rule or regulation, including the rules of the stock exchange on which our shares of common stock are listed. The Compensation Committee may amend the terms of any outstanding award granted under the LTIP at any time so long as the amendment would not materially and adversely affect the rights of a participant under a previously granted award without the participant's consent.

2019 Compensation Decisions

        Base Salary.    Effective February 17, 2019, after discussions regarding competitive market data with Pearl Meyer & Partners,  LLC, our compensation consultant ("Pearl Meyer"), the Board approved a salary increase for Stephen Tadlock, who completed his transition to Chief Financial Officer on March 15, 2019, to an annual salary of $335,000. The base salaries for Scott Bender and Joel Bender remained unchanged for 2019.

        2019 MIP.    On February 15, 2019, after discussions with Pearl Meyer, the Board approved a performance-based bonus plan for 2019, the 2019 Management Incentive Plan (the "2019 MIP"), pursuant to which all eligible Company employees, including named executive officers, will be eligible to receive a cash bonus upon the achievement of certain financial performance and safety metrics. The weighting of each financial performance and safety metric may differ for each participant depending on the department and facility to which they are assigned.

        Under the 2019 MIP, executive officers, including named executive officers, will be eligible to receive base cash bonus payments equal to a certain specified percentage of their annual base salaries (the "Base Bonus") if the Company meets the specified performance targets. The approved 2019 Base Bonus for each of the Company's named executive officers is set forth in the table below as a percentage of such executive's 2019 base salary:

Name:	2019 Base Bonus:
Scott Bender	100%
Joel Bender	100%
Stephen Tadlock	50%

        In addition to the Base Bonus, if the Company meets certain more stringent performance standards (the "Stretch Bonus Targets"), executive officers, including named executive officers, will be eligible to receive an additional bonus (the "Stretch Bonus") of up to 40% of the executive's Base Bonus payment.

        Other than in the case of an employee's injury, death or ill health (as determined by the Board) or in the case of a change of control of the Company, an employee must remain employed by the Company at the time of any payout in order to be eligible to receive such payout. Any payments under the 2019 MIP will be made in the sole discretion of the Board after considering the Company's cash needs. However, the Company's executive officers will not be eligible to receive any bonus payments related to their service during any fiscal year until the Company's audited financial statements for such fiscal year have been finalized.

        2019 LTIP Awards.    On March 11, 2019, our named executive officers received grants of restricted stock units under our LTIP in the following amounts:

Name	Restricted Stock Units
Scott Bender	40,139
Joel Bender	40,139
Stephen Tadlock	40,218

        The restricted stock unit awards will vest in three equal installments on each anniversary of the date of grant.

 DIRECTOR COMPENSATION

        Pursuant to our non-employee director compensation program, each non-employee director will receive the following compensation for his or her service on the Board:

  •
  a cash retainer of $80,000 per year, payable quarterly in arrears;

  •
  an additional cash retainer of $20,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of our Audit Committee and an additional cash retainer of $10,000 per year for each other member of our Audit Committee;

  •
  an additional cash retainer of $10,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of our Compensation Committee and an additional cash retainer of $5,000 per year for each other member of our Compensation Committee;

  •
  an additional cash retainer of $10,000 per year, payable quarterly in arrears if such non-employee director serves as the chairperson of our Nominating and Governance Committee and an additional $5,000 per year for each other member of our Nominating and Governance Committee; and

  •
  annual equity-based compensation with an aggregate grant date value of $100,000, described below.

        In addition, a cash retainer of $20,000 per year will be payable to a non-employee Chairman of the Board quarterly in arrears. Each director will be reimbursed for out-of-pocket expenses incurred in connection with attending board and committee meetings.

        The non-employee directors received a restricted stock unit grant value of $100,000 in connection with our IPO. All director restricted stock unit awards will generally be subject to a one-year vesting schedule. In connection with our IPO, Messrs. Rosenthal and Semple also each received restricted stock unit awards with grant date values of $1,250,000 that will vest over three years.

        Messrs. Scott and Joel Bender, as employees of the Company, do not receive compensation for their services as directors in addition to their employee compensation described above. The table below reflects the compensation provided during 2018 to each member of the Board who was not employed by the Company.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)(3)
Bruce Rothstein(3)	89,583	100,016	189,599
John (Andy) O'Donnell	93,958	100,016	193,974
Michael McGovern	93,958	100,016	193,974
Alan Semple	100,417	1,350,026	1,450,443
Gary L. Rosenthal	87,500	1,350,026	1,437,526

(1)
The amounts shown in this column reflect cash fees earned by each director during 2018. We will also reimburse all directors for reasonable expenses incurred in attending all board or committee meetings.

(2)
Amounts reported in this column represent the grant date fair market value determined in accordance with FASB ASC Topic 718 of restricted stock units granted during 2018.

(3)
Mr. Rothstein did not directly receive any compensation for his services as a director during 2018. Mr. Rothstein is a Managing Director of Cadent Energy Partners. Due to Mr. Rothstein's services as a Managing Director at Cadent Energy Partners, all compensation and equity awards that he receives will be payable or transferred to Cadent Energy Partners.

CORPORATE GOVERNANCE

Composition of the Board

        Our business and affairs are managed under the direction of the Board. The Board consists of seven members, including our Chief Executive Officer. In connection with our IPO, we entered into a Stockholders' Agreement with Cadent Energy Partners II, L.P. ("Cadent"), an affiliate of Cadent Energy Partners, and Cactus WH Enterprises, LLC, a Delaware limited liability company owned by Messrs. Scott Bender, Joel Bender and Steven Bender and certain of our other officers and employees. The Stockholders' Agreement provides each of Cadent and Cactus WH Enterprises with the right to designate a certain number of nominees to the Board so long as they and their respective affiliates collectively beneficially own at least 5%, respectively, of the outstanding shares of our Common Stock. See "Transactions with Related Persons—Stockholders' Agreement."

        In evaluating director candidates, the Board will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board's ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties.

        Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2021, 2019 and 2020, respectively. Messrs. McGovern and O'Donnell have been assigned to Class I, Alan Semple and Joel Bender have been assigned to Class II, and Mr. Rothstein, Scott Bender and Mr. Rosenthal have been assigned to Class III. At each of the Company's annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired.

        The Board has reviewed the independence of our directors using the independence standards of the New York Stock Exchange ("NYSE") and the SEC and, based on this review, determined that Messrs. Semple, McGovern, O'Donnell and Rosenthal are independent within the meaning of the applicable NYSE listing standards currently in effect and within the meaning of Section 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Committees of the Board of Directors

        We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Below is a summary of our committee structure and membership information as of April 18, 2019.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Michael McGovern	Member	Chairman
John (Andy) O'Donnell	Member	Member	Member
Gary Rosenthal		Member	Chairman
Alan Semple	Chairman		Member

Audit Committee

        Rules implemented by the NYSE and the SEC require us to have an Audit Committee comprised of at least three directors who meet the independence and experience standards established by the NYSE and the Exchange Act. Our Audit Committee is currently comprised of Messrs. Semple, McGovern and O'Donnell, each of whom are independent under the rules of the SEC. SEC rules also require that a public company disclose whether or not its audit committee has an "audit committee financial expert" as a member. An "audit committee financial expert" is defined as a person who, based on his or her experience, possesses the attributes outlined in such rules. The Board has determined that Mr. Semple satisfies the definition of an "audit committee financial expert." Mr. Semple serves as the chairman of the Audit Committee.

        The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Board, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our internal audit function and our independent accountants and our accounting practices. In addition, the Audit Committee assists the Board in fulfilling its oversight responsibilities regarding our compliance programs relating to legal and regulatory requirements. In connection with our IPO, we adopted an Audit Committee charter defining the committee's primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards. Our Audit Committee charter is available on our website.

Compensation Committee

        Our Compensation Committee is currently comprised of Messrs. McGovern, O'Donnell and Rosenthal, all of whom meet the independence standards established by the NYSE. Mr. McGovern serves as the chairman of the Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees. The Compensation Committee also administers our incentive compensation and benefit plans. We have adopted a Compensation Committee charter defining the committee's primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards. Our Compensation Committee charter is available on our website.

Nominating and Governance Committee

        Our Nominating and Governance Committee is currently comprised of Messrs. Rosenthal, O'Donnell and Semple, all of whom meet the independence standards established by the NYSE. Mr. Rosenthal serves as the chairman of the Nominating and Governance Committee. The Nominating and Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. We have adopted a Nominating and Governance Committee charter defining the committee's primary duties in a manner consistent with the rules of the SEC and applicable stock exchange or market standards. Our Nominating and Governance Committee charter is available on our website.

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions and is posted on our website at www.CactusWHD.com. Our Code of Business Conduct and Ethics is a "code of ethics," as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website. The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise.

Corporate Governance Guidelines

        The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's "Corporate Governance Guidelines" covers the following principal subjects:

  •
  the size of the Board;

  •
  qualifications and independence standards for the Board;

  •
  director responsibilities;

  •
  Board leadership;

  •
  meetings of the Board and of non-employee directors;

  •
  committee functions and independence of committee members;

  •
  compensation of the Board;

  •
  self-evaluation and succession planning;

  •
  ethics and conflicts of interest (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.CactusWHD.com);

  •
  stockholder communications with directors; and

  •
  access to senior management and to independent advisors.

        The Corporate Governance Guidelines are posted on the Company's website at www.CactusWHD.com. The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Board for its approval.

        The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Anti-Hedging and Pledging Policies

        Our directors and executive officers are prohibited from hedging their ownership of Company stock. Furthermore, our directors and executive officers are prohibited from pledging their Company stock.

Board Leadership

        The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company. The Board's responsibility is one of oversight, and in performing its oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders.

        In accordance with the Company's Corporate Governance Guidelines, the Board selects the Company's Chairman and the Company's CEO in any way it considers in the best interests of the Company and, accordingly, does not have a policy on whether the roles of Chairman and CEO should be separate or combined and, if separate, whether the Chairman should be selected from the independent directors. At the present time, the roles of Chairman and CEO are separate. Mr. Rothstein currently serves as the Chairman of the Board, and is not considered independent under NYSE rules.

Executive Sessions of Non-Employee Directors

        The Board holds regular executive sessions in which the non-employee directors meet without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. The Chairman of the Board will serve as the lead director at executive sessions of the non-employee directors, unless the Chairman of the Board is a member of management, in which case the lead director at such meetings will be the chairman of the Audit Committee.

        If the non-employee directors includes members who are not independent within the listing requirements of the NYSE, the independent members of the Board will meet in executive session at least once per year. Our Corporate Governance Guidelines provide that the Chairman of the Board will serve as the lead director at executive sessions of the independent directors, unless the Chairman of the Board is not independent, in which case the lead director at such meetings will be an independent director selected by the Board. At present, the Chairman of the Board is not independent, and the Board has selected Mr. O'Donnell to serve as the lead director at executive sessions of the independent directors.

Communications with the Board of Directors

        Stockholders and any other interested parties may send communications to the Board, any committee of the Board, the Chairman of the Board or any other director in particular to: Cactus, Inc., 920 Memorial City Way, Suite 300, Houston, Texas 77024. Stockholders and any other interested parties should mark the envelope containing each communication as "Stockholder Communication with Directors" and clearly identify the intended recipient(s) of the communication. Our General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then our General Counsel may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Oversight of Risk Management

        Risk assessment, management and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate such risks.

        The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling its oversight responsibilities by overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures.

Attendance at Annual Meetings

        While we have no formal policy regarding director attendance at annual meetings of stockholders, directors are encouraged to attend our annual meetings, if practicable. All but one of the directors attended our annual meeting held in 2018.

Board and Committee Meeting Attendance

        During 2018, the entire Board held sixteen meetings, the Audit Committee held five meetings, the Compensation Committee held one meeting and the Nominating and Governance Committee did not hold a meeting. Each of the directors attended at least 75% of the meetings of the Board and the committees of the Board on which they served.

Compensation Committee Interlocks and Insider Participation

        During 2018, the Company's Compensation Committee consisted of Messrs. McGovern, O'Donnell and Rosenthal. There were no compensation committee interlock relationships for the year ended December 31, 2018. No member of our Compensation Committee during 2018 has engaged in any related party transaction in which our company was a participant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 18, 2019, by (i) each person who is known by the Company to own beneficially more than five percent of any class of Common Stock, (ii) each NEO of the Company, (iii) each director and director nominee of the Company and (iv) all directors and executive officers as a group. All of such information is based on publicly available filings, unless otherwise known to us from other sources. Unless otherwise noted, the mailing address of each person or entity named below is 920 Memorial City Way, Suite 300, Houston, Texas 77024.

        As of April 18, 2019, 46,780,909 shares of our Class A Common Stock and 28,329,012 shares of our Class B Common Stock were outstanding.

	Shares Beneficially Owned by Certain Beneficial Owners and Management(1)
	Class A Common Stock			Class B Common Stock
						Combined Voting Power(2)
		% of class			% of class
	Number			Number		Number	%
5% Stockholders
Cadent Energy Partners II, L.P.(3)	5,264	*	%	8,347,466	29.5%	8,352,730	11.1%
Cactus WH Enterprises, LLC(4)	—	—%		18,305,669	64.6%	18,305,669	24.4%
BlackRock, Inc.(5)	3,080,379	6.6%		—	—%	3,080,379	4.1%
Neuberger Berman Group LLC(6)	2,510,371	5.4%		—	—%	2,510,371	3.3%
The Vanguard Group(7)	3,280,381	7.0%		—	—%	3,280,381	4.4%
Directors and NEOs:
Bruce Rothstein(3)	—	—%		—	—%	—	—%
Scott Bender(4)	13,132	*	%	18,305,669	64.6%	18,318,801	24.4%
Joel Bender(4)	13,132	*	%	18,305,669	64.6%	18,318,801	24.4%
Stephen Tadlock	24,730	*	%	—	—%	24,730	* %
John (Andy) O'Donnell	5,264	*	%	52,508	* %	57,772	* %
Michael McGovern	5,264	*	%	56,018	* %	61,282	* %
Alan Semple	18,064	*	%	—	—%	18,064	—%
Gary Rosenthal	10,237	*	%	—	—%	10,237	—%
Directors and executive officers as a group (10 persons)	97,643	*	%	18,414,195	65.0%	18,511,838	24.6%

(1)
Subject to the terms of the First Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC (the "Cactus LLC Agreement"), each holder of common units representing limited liability company interests in Cactus LLC (such units, "CW Units" and holders of CW Units, "CW Unit Holders"), subject to certain limitations, has the right (the "Redemption Right") to cause Cactus LLC to acquire all or at least a minimum portion of its CW Units for, at our election, (x) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each CW Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, Cactus Inc. (instead of Cactus LLC) will have the right (the "Call Right") to acquire each tendered CW Unit directly from the exchanging CW Unit Holder for, at its election, (x) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. In connection with any redemption of CW Units pursuant to the Redemption Right or our Call Right, the corresponding number of shares of Class B Common Stock will be canceled. See "Transactions with Related Persons—Cactus LLC Agreement." The amounts and percentages of

  Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock, except to the extent this power may be shared with a spouse.

(2)
Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. The CW Unit Holders hold one share of Class B Common Stock for each CW Unit that they own. Each share of Class B Common Stock has no economic rights but entitles the holder thereof to one vote for each CW Unit held by such holder. Accordingly, the CW Unit Holders collectively have a number of votes in Cactus Inc. equal to the number of CW Units that they hold.

(3)
Cadent, its general partner, Cadent Energy Partners II—GP, L.P., and Cadent Management Services, LLC ("Cadent Management"), its manager, are indirectly controlled by Cadent Energy Partners. Cadent Energy Partners controls all voting and dispositive power over the reported shares and therefore may be deemed to be the beneficial owner of such shares. Any decision taken by Cadent Management to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by Cadent has to be approved by its investment committee. There are four members of the investment committee, and unanimous approval of the members of the investment committee is required to approve an action. Under the so-called "rule of three," if voting and dispositive decisions regarding an entity's securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity's securities. This is the situation with regard to the investment committee of Cadent Management. Bruce Rothstein, the Chairman of the Board, is a Managing Director of Cadent Energy Partners. Certain of our directors and officers have passive interests in Cadent. In connection with our IPO, we entered into a Stockholders' Agreement with Cadent and Cactus WH Enterprises, which provides Cadent and Cactus WH Enterprises with the right to designate a certain number of nominees to the Board so long as they and their respective affiliates collectively beneficially own at least 5% of the outstanding shares of our Common Stock. Therefore, Cadent and Cactus WH Enterprises may each be deemed to beneficially own an aggregate 26,653,135 shares of our Class B Common Stock, representing an aggregate combined voting power of 35.5%. Cadent also owns 5,264 shares of Class A Common Stock that was issued to Mr. Rothstein in connection with the vesting of previously granted restricted stock units. Due to Mr. Rothstein's position as a Managing Director at Cadent Energy Partners, all compensation and equity awards that he receives are directly payable or transferred to Cadent Management, a subsidiary of Cadent Energy Partners.

(4)
Scott Bender and Joel Bender control Cactus WH Enterprises and may be deemed to share voting and dispositive power over the reported shares and, therefore, will also be deemed to be the beneficial owners of such shares. In connection with our IPO, we entered into a Stockholders' Agreement with Cadent and Cactus WH Enterprises, which provides Cadent and Cactus WH Enterprises with the right to designate a certain number of nominees to the Board so long as they and their respective affiliates collectively beneficially own at least 5% of the outstanding shares of our Common Stock. Therefore, Cadent and Cactus WH Enterprises may each be deemed to beneficially own an aggregate 26,653,135 shares, representing an aggregate combined voting power of 35.5%.

(5)
Based on the Schedule 13G, filed February 8, 2019 by BlackRock, Inc., ("BlackRock") a parent holding company, which states that BlackRock and its affiliates have sole investment discretion over 3,080,379 shares of our Class A Common Stock and sole voting power over 2,911,698 shares of our Class A Common Stock. All shares covered by such filings are held by BlackRock and/or its subsidiaries. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)
Based on the Schedule 13G, filed February 13, 2019 by Neuberger Berman Group LLC ("Neuberger Berman"), which states that Neuberger Berman and its affiliates share voting power over 2,496,326 shares of our Class A Common Stock and share dispositive power over 2,510,371 shares of our Class A Common Stock. The address of Neuberger Berman is 1290 Avenue of the Americas, New York, NY 10104.

(7)
Based on the Schedule 13G, filed February 11, 2019 by The Vanguard Group ("Vanguard"), which states that Vanguard has sole voting power over 80,059 shares of our Class A Common Stock, shared voting power over 2,227 shares of our Class A Common Stock, sole dispositive power over 3,202,864 shares of our Class A Common Stock and shared dispositive power over 77,517 shares of our Class A Common Stock. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

*
Less than 1.0%.

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table sets forth certain information relating to our LTIP as of December 31, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	781,715	$19.84	2,218,285

Total	781,715	$19.84	2,218,285

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires executive officers, directors and persons who own more than 10% of our Common Stock to file initial reports of ownership and changes in ownership with the SEC and the NYSE. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and representations from certain reporting persons, we believe that, during 2018, all of our executive officers, directors and beneficial owners of more than 10% of our Common Stock complied with all Section 16(a) filing requirements applicable to them, except as follows:

  •
  The deemed dispositions by Cactus WH Enterprises, Scott Bender and Joel Bender of 7,068 shares of our Class B Common Stock in connection with certain redemptions of ownership interests in Cactus WH Enterprises by certain of Cactus WH Enterprise's members pursuant to the first amended and restated limited liability company agreement of Cactus WH Enterprises were reported late on separate Form 4s dated December 7, 2018. Neither Scott Bender nor Joel Bender participated in the redemptions.

 TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Review of Related Party Transactions

        A "Related Party Transaction" is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

  •
  any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        The Board adopted a written Related Party Transactions policy prior to the completion of our IPO. Pursuant to this policy, our Audit Committee has and will continue to review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person's interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

Cactus LLC Agreement

        Under the Cactus LLC Agreement, each CW Unit Holder, subject to certain limitations, has the right, pursuant to the Redemption Right, to cause Cactus LLC to acquire all or at least a minimum portion of its CW Units for, at Cactus LLC's election, (x) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each CW Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, Cactus Inc. (instead of Cactus LLC) will have the right, pursuant to the Call Right, to acquire each tendered CW Unit directly from the exchanging CW Unit Holder for, at its election, (x) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash. In connection with any redemption of CW Units pursuant to the Redemption Right or our Call Right, the corresponding number of shares of Class B Common Stock will be canceled. In addition, any redemptions involving all of the CW Units held by a CW Unit Holder (subject to the discretion of Cactus Inc. to permit redemptions of a lower number of units) may occur at any time. As the CW Unit Holders redeem their CW Units, our membership interest in Cactus LLC will be correspondingly increased, the number of shares of Class A Common Stock outstanding will be increased, and the number of shares of Class B Common Stock outstanding will be reduced.

        Under the Cactus LLC Agreement, we have the right to determine when distributions will be made to CW Unit Holders and the amount of any such distributions. If we authorize a distribution, such distribution will be made to the holders of CW Units on a pro rata basis in accordance with their respective percentage ownership of CW Units.

        The holders of CW Units, including us, will generally incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Cactus LLC and will be allocated their proportionate share of any taxable loss of Cactus LLC. Net profits and net losses of Cactus LLC generally will be allocated to holders of CW Units on a pro rata basis in accordance with their respective percentage ownership of CW Units, except that certain non-pro rata adjustments will be required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses. To the extent Cactus LLC has available cash and subject to the terms of any current or future credit agreements or debt instruments, we intend to cause Cactus LLC to make (i) generally pro-rata distributions to the holders of CW Units, including us, in an amount at least sufficient to allow us to pay our taxes and make payments under the Tax Receivable Agreement (the "TRA") that we entered into with certain current or past direct and indirect owners of Cactus LLC (the "TRA Holders") in connection with our IPO and (ii) non-pro rata payments to Cactus Inc. to reimburse us for our corporate and other overhead expenses incurred by us in connection with serving as a managing member of Cactus LLC.

        The Cactus LLC Agreement provides that, except as otherwise determined by us, at any time we issue a share of our Class A Common Stock or any other equity security, the net proceeds received by us with respect to such issuance, if any, shall be concurrently invested in Cactus LLC, and Cactus LLC shall issue to us one CW Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of our Class A Common Stock are redeemed, repurchased or otherwise acquired, Cactus LLC shall redeem, repurchase or otherwise acquire an equal number of CW Units held by us, upon the same terms and for the same price, as the shares of our Class A Common Stock are redeemed, repurchased or otherwise acquired.

        Under the Cactus LLC Agreement, Cadent and its affiliates are not required to offer to us an opportunity to participate in specified business opportunities that are from time to time presented to Cadent and its affiliates, including any of our directors affiliated with Cadent. The Cactus LLC Agreement further provides that if Cadent or an affiliate, including any of our directors affiliated with Cadent, becomes aware of a potential business opportunity, transaction or other matter, they will have no duty to communicate or offer that opportunity to us (unless such opportunity is expressly offered to such director in his capacity as one of our directors). In addition, the Cactus LLC Agreement provides that none of Cadent and its affiliates, including any of our directors affiliated with Cadent, will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates.

        Cactus LLC will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve the company. Upon dissolution, Cactus LLC will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Cactus LLC, (b) second, to establish cash reserves for contingent or unforeseen liabilities and (c) third, to the members in proportion to the number of CW Units owned by each of them.

Tax Receivable Agreement

        The CW Unit Holders may redeem their CW Units for shares of Class A Common Stock or cash, as applicable, in the future pursuant to the Redemption Right or the Call Right, as described above under "—Cactus LLC Agreement." Cactus LLC has made for itself (and for each of its direct or indirect subsidiaries that is treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Internal Revenue Code (the "Code") that will be effective for 2018 and each taxable year in which a redemption of CW Units pursuant to the Redemption Right or the Call Right occurs. Pursuant to the Section 754 election, redemptions of CW Units pursuant to the Redemption Right or the Call Right are expected to result in adjustments to the tax basis of the tangible and intangible assets of Cactus LLC. These adjustments will be allocated to Cactus Inc. Such adjustments to the tax basis of the tangible and intangible assets of Cactus LLC would not have been available to Cactus Inc. absent its acquisition or deemed acquisition of CW Units pursuant to the exercise of the Redemption Right or the Call Right. In addition, the repayment of borrowings outstanding under the Cactus LLC term loan facility resulted in adjustments to the tax basis of the tangible and intangible assets of Cactus LLC, a portion of which was allocated to Cactus Inc.

        These basis adjustments are expected to increase (for tax purposes) Cactus Inc.'s depreciation and amortization deductions and may also decrease Cactus Inc.'s gains (or increase its losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that Cactus Inc. would otherwise be required to pay in the future.

        The TRA will generally provide for the payment by Cactus Inc. to each TRA Holder of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that Cactus Inc. actually realizes or is deemed to realize in certain circumstances as a result of (i) certain increases in tax basis that occur as a result of Cactus Inc.'s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder's CW Units in connection with CW Unit exchanges or pursuant to the exercise of the Redemption Right or the Call Right, (ii) certain increases in tax basis resulting from the repayment of borrowings outstanding under Cactus LLC's term loan facility and (iii) imputed interest deemed to be paid by Cactus Inc. as a result of, and additional tax basis arising from, any payments Cactus Inc. makes under the TRA. We will retain the benefit of the remaining 15% of the cash savings.

        The payment obligations under the TRA are Cactus Inc.'s obligations and not obligations of Cactus LLC, and we expect that the payments we will be required to make under the TRA will be substantial. We have determined that it is more likely than not that actual cash tax savings will be realized by Cactus Inc. from the tax benefits resulting from our IPO (and the related transactions), the follow-on equity offerings in July 2018 and March 2019 and CW Unit exchanges. Future exchanges of CW Units create additional liability and follow the same accounting procedures. Estimating the amount and timing of payments that may become due under the TRA is by its nature imprecise and the assumptions used in the estimate can change. For purposes of the TRA, net cash savings in tax generally will be calculated by comparing Cactus Inc.'s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and an assumed combined state and local income tax rate) to the amount it would have been required to pay had it not been able to utilize any of the tax benefits subject to the TRA. The amounts payable, as well as the timing of any payments under the TRA, are dependent upon significant future events and assumptions, including the timing of the redemption of CW Units, the price of our Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of the redeeming unit holder's tax basis in its CW Units at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount and timing of taxable income we generate in the future and the U.S. federal income tax rate then applicable, and the portion of Cactus Inc.'s payments under the TRA that constitute imputed interest or give rise to depreciable or amortizable tax basis.

        A delay in the timing of redemptions of CW Units, holding other assumptions constant, would be expected to decrease the discounted value of the amounts payable under the TRA as the benefit of the depreciation and amortization deductions would be delayed and the estimated increase in tax basis could be reduced as a result of allocations of Cactus LLC taxable income to the redeeming unit holder prior to the redemption. Stock price increases or decreases at the time of each redemption of CW Units would be expected to result in a corresponding increase or decrease in the undiscounted amounts payable under the TRA in an amount equal to 85% of the tax-effected change in price. The amounts payable under the TRA are dependent upon Cactus Inc. having sufficient future taxable income to utilize the tax benefits on which it is required to make payments under the TRA. If Cactus Inc.'s projected taxable income is significantly reduced, the expected payments would be reduced to the extent such tax benefits do not result in a reduction of Cactus Inc.'s future income tax liabilities.

        It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding liability from the TRA. Moreover, there may be a negative impact on our liquidity if, as a result of timing discrepancies or otherwise, (i) the payments under the TRA exceed the actual benefits we realize in respect of the tax attributes subject to the TRA or (ii) distributions to Cactus Inc. by Cactus LLC are not sufficient to permit Cactus Inc. to make payments under the TRA after it has paid its taxes and other obligations. The payments under the TRA will not be conditional on a holder of rights under the TRA having a continued ownership interest in either Cactus LLC or Cactus Inc.

        In addition, although we are not aware of any issue that would cause the Internal Revenue Service ("IRS") or other relevant tax authorities to challenge potential tax basis increases or other tax benefits covered under the TRA, the TRA Holders will not reimburse us for any payments previously made under the TRA if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against payments otherwise to be made, if any, to such holder after our determination of such excess. As a result, in such circumstances, Cactus Inc. could make payments that are greater than its actual cash tax savings, if any, and may not be able to recoup those payments.

        We account for any amounts payable under the TRA in accordance with Accounting Standard Codification ("ASC") Topic 450, Contingencies. We will recognize subsequent year changes to the measurement of the liability from the TRA in the income statement as a component of income before taxes. In the case of any changes to any valuation allowance associated with the underlying tax asset, given the link between the tax savings generated and the recognition of the liability from the TRA (i.e., one is recorded based on 85% of the other), and the explicit guidance in ASC 740-20-45-11(g) which requires that subsequent changes in a valuation allowance established against deferred tax assets that arose due to change in tax basis as a result of a transaction among or with shareholders to be recorded in the income statement as opposed to equity, we believe recording of the corollary adjustment to the liability from the TRA in the income statement is appropriate.

        The term of the TRA commenced upon completion of our IPO and will continue until all tax benefits that are subject to the TRA have been utilized or expired, unless we exercise our right to terminate the TRA. In the event that the TRA is not terminated, the payments under the TRA are anticipated to commence in 2019 and to continue for 16 years after the date of the last redemption of CW Units. Accordingly, it is expected that payments will continue to be made under the TRA for more than 25 years. If we elect to terminate the TRA early (or it is terminated early due to certain mergers, asset sales, other forms of business combinations or other changes of control), our obligations under the TRA would accelerate and we would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by us under the TRA (determined by applying a discount rate of one-year LIBOR plus 150 basis points) and such payment is expected to be substantial. The calculation of anticipated future payments will be based upon certain assumptions and deemed events set forth in the TRA, including the assumptions that (i) we have sufficient taxable income to fully utilize the tax benefits covered by the TRA and (ii) any CW Units (other than those held by Cactus Inc.) outstanding on the termination date are deemed to be redeemed on the termination date. Any early termination payment may be made significantly in advance of the actual realization, if any, of the future tax benefits to which the termination payment relates. Assuming no material changes in the relevant tax law, we expect that if the TRA were terminated as of December 31, 2018, the estimated termination payments, based on the assumptions discussed above, would be approximately $280 million, calculated using a discount rate equal to one-year LIBOR plus 150 basis points, applied against an undiscounted liability of $400 million. A 10% increase in the price of our Class A Common Stock at December 31, 2018 would have increased the discounted liability by $17 million to $297 million (an undiscounted increase of $25 million to $425 million), and likewise, a 10% decrease in the price of our Class A Common Stock at December 31, 2018 would have decreased the discounted liability by $17 million to $263 million (an undiscounted decrease of $25 million to $375 million).

        The TRA provides that in the event that we breach any of our material obligations under the TRA, whether as a result of (i) our failure to make any payment when due (including in cases where we elect to terminate the TRA early, the TRA is terminated early due to certain mergers, asset sales, or other forms of business combinations or changes of control or we have available cash but fail to make payments when due under circumstances where we do not have the right to elect to defer the payment, as described below), (ii) our failure to honor any other material obligation under it or (iii) by operation of law as a result of the rejection of the TRA in a case commenced under the U.S. Bankruptcy Code or otherwise, then the TRA Holders may elect to treat such breach as an early termination, which would cause all our payment and other obligations under the TRA to be accelerated and become due and payable applying the same assumptions described above.

        As a result of either an early termination or a change of control, we could be required to make payments under the TRA that exceed our actual cash tax savings under the TRA. In these situations, our obligations under the TRA could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control.

        Decisions we make in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the TRA Holders under the TRA. For example, the earlier disposition of assets following a redemption of CW Units may accelerate payments under the TRA and increase the present value of such payments, and the disposition of assets before a redemption of CW Units may increase the TRA Holders' tax liability without giving rise to any rights of the TRA Holders to receive payments under the TRA. Such effects may result in differences or conflicts of interest between the interests of the TRA Holders and other shareholders.

        Payments generally are due under the TRA within five business days following the finalization of the schedule with respect to which the payment obligation is calculated. However, interest on such payments will begin to accrue from the due date (without extensions) of our U.S. federal income tax return for the period to which such payments relate until such payment due date at a rate equal to one-year LIBOR plus 150 basis points. Except in cases where we elect to terminate the TRA early or it is otherwise terminated as described above, generally we may elect to defer payments due under the TRA if we do not have available cash to satisfy our payment obligations under the TRA. Any such deferred payments under the TRA generally will accrue interest from the due date for such payment until the payment date at a rate of one-year LIBOR plus 550 basis points. However, interest will accrue from the due date for such payment until the payment date at a rate of one-year LIBOR plus 150 basis points if we are unable to make such payment as a result of limitations imposed by our credit facility. We have no present intention to defer payments under the TRA.

        Because we are a holding company with no operations of our own, our ability to make payments under the TRA is dependent on the ability of Cactus LLC to make distributions to us in an amount sufficient to cover our obligations under the TRA. This ability, in turn, may depend on the ability of Cactus LLC's subsidiaries to make distributions to it. The ability of Cactus LLC, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and restrictions in relevant debt instruments issued by Cactus LLC or its subsidiaries and other entities in which it directly or indirectly holds an equity interest. Additionally, distributions made by Cactus LLC generally require pro-rata distribution among all its members, which could be significant. To the extent that we are unable to make payments under the TRA for any reason, such payments will be deferred and will accrue interest until paid.

        Two of our independent directors, Messrs. McGovern and O'Donnell, have the right to receive payments under the TRA in respect of CW Units owned by them at the time of our IPO.

Registration Rights Agreement

        In connection with our IPO, we entered into a registration rights agreement (the "Registration Rights Agreement") with Cadent, Cactus WH Enterprises and Lee Boquet (together with Cactus WH Enterprises and Cadent, the "Registration Rights Holders"). Pursuant to the Registration Rights Agreement, we agreed to register the sale of shares of Class A Common Stock by the Registration Rights Holders under certain circumstances as described below.

        On March 15, 2019, in accordance with the requirements of the Registration Rights Agreement, we filed a shelf registration statement on Form S-3 pursuant to the Securities Act of 1933, as amended, to, among other things, permit the resale by the Registration Rights Holders of shares of Class A Common Stock issuable upon the exercise of redemption rights. If at any time we are not eligible to register the sale of our securities on Form S-3, each of Cadent and Cactus WH Enterprises will have the right to request three "demand" registrations, provided that the aggregate amount of registrable securities that are requested to be included in such demand registration is at least $25,000,000. Further, the Registration Rights Holders and certain of their assignees will have customary "piggyback" registration rights.

        Upon the demand of a Registration Rights Holder, we will facilitate in the manner described in the Registration Rights Agreement a "takedown" of Class A Common Stock off of an effective shelf registration statement. A shelf takedown may take the form of an underwritten public offering provided that the aggregate amount of registrable securities that are requested to be included in such offering is at least $25,000,000.

        These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. Also, any demand for a registered offering or a takedown and the exercise of any piggyback registration rights will be subject to the constraints of any applicable lock-up arrangements. In addition, we may postpone the filing of a demanded registration statement, suspend the initial effectiveness of any shelf registration statement or delay offerings and sales under any effective shelf registration statement for a reasonable "blackout period" not in excess of 90 days if the Board determines that such registration or offering could materially interfere with a bona fide business, acquisition or divestiture or financing transaction or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect us; provided that we shall not delay the filing of any demanded registration statement more than once in any 12-month period.

        We will generally pay all registration expenses in connection with our obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective.

Stockholders' Agreement

        In connection with our IPO, we entered into a stockholders' agreement (the "Stockholders' Agreement") with Cadent and Cactus WH Enterprises. Summaries of certain material terms of the Stockholders' Agreement are set forth below. Among other things, the Stockholders' Agreement provides Cadent with the right to designate a number of nominees (each, a "Cadent Director") to the Board such that:

  •
  at least 50% of the directors on the Board are Cadent Directors for so long as Cadent and its affiliates collectively beneficially own at least 20% of the outstanding shares of Common Stock;

  •
  at least 25% of the directors on the Board are Cadent Directors for so long as Cadent and its affiliates collectively beneficially own less than 20% but at least 10% of the outstanding shares of Common Stock;

  •
  at least one of the directors on the Board are Cadent Directors for so long as Cadent and its affiliates collectively beneficially own less than 10% but at least 5% of the outstanding shares of Common Stock; and

  •
  once Cadent and its affiliates collectively own less than 5% of the outstanding shares of Common Stock, Cadent will not have any Board designation rights.

        Further, the Stockholders' Agreement provides Cactus WH Enterprises with the right to designate a number of nominees (each, a "CWHE Director") to the Board such that:

  •
  at least 50% of the directors on the Board are CWHE Directors for so long as Cactus WH Enterprises and its affiliates collectively beneficially own at least 20% of the outstanding shares of Common Stock;

  •
  at least 25% of the directors on the Board are CWHE Directors for so long as Cactus WH Enterprises and its affiliates collectively beneficially own less than 20% but at least 10% of the outstanding shares of Common Stock;

  •
  at least one of the directors on the Board are CWHE Directors for so long as Cactus WH Enterprises and its affiliates collectively beneficially own less than 10% but at least 5% of the outstanding shares of Common Stock; and

  •
  once Cactus WH Enterprises and its affiliates collectively own less than 5% of the outstanding shares of Common Stock, Cactus WH Enterprises will not have any Board designation rights.

        In the event that the percentage ownership of Cadent or Cactus WH Enterprises declines such that the number of Cadent Directors or CWHE Directors, as the case may be, exceeds the number of directors that Cadent or Cactus WH Enterprises is then entitled to designate to the Board under the Stockholders' Agreement, then if requested by the Company, Cadent or Cactus WH Enterprises shall take such actions as are reasonably necessary to remove such excess Cadent Directors or CWHE Directors from the Board.

        Under the Stockholders' Agreement, Bruce Rothstein, John (Andy) O'Donnell and Michael McGovern are each deemed to be designees of Cadent, and Scott Bender, Joel Bender and Alan Semple are each deemed to be designees of Cactus WH Enterprises.

        Pursuant to the Stockholders' Agreement, we, Cadent and Cactus WH Enterprises are required to take all necessary action, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by Cadent and Cactus WH Enterprises.

        The rights granted to Cadent and Cactus WH Enterprises to designate directors are additive to and not intended to limit in any way the rights that Cadent and Cactus WH Enterprises or any of their affiliates may have to nominate, elect or remove our directors under our amended and restated certificate of incorporation, our amended and restated bylaws or the Delaware General Corporation Law (the "DGCL").

Non-Exclusive Aircraft Lease Agreements

        In June 2014, Cactus LLC entered into a Non-Exclusive Aircraft Lease Agreement (the "SusieAir Lease") with SusieAir, LLC ("SusieAir"), an entity wholly owned by Mr. Scott Bender, pursuant to which Cactus LLC leases an aircraft, excluding crew, from SusieAir. Under the SusieAir Lease, the aircraft may be subject to use by other lessees. The SusieAir Lease had an initial term of one year and automatically renews for successive one year terms unless either party gives at least 15 days' advance notice of its intention to terminate the agreement. The SusieAir Lease shall terminate automatically upon a sale or total loss of the aircraft or at any time, upon 30 days' written notice by either party. Cactus LLC pays SusieAir a base hourly rent of $1,750 per flight hour of use of the aircraft, payable monthly, for the hours of aircraft operation during the prior calendar month. Cactus LLC is also responsible for employing pilots and certain fuel true up fees. The SusieAir Lease generally provides that Cactus LLC will indemnify SusieAir from liabilities arising from the operation of the aircraft. During 2018, 2017 and 2016, expense recognized in connection with these rentals totaled $0.4 million, $0.3 million and $0.2 million, respectively. As of December 31, 2018 and 2017, we owed less than $0.1 million, respectively, to the related party which are included in accounts payable in the consolidated balance sheets.

Management Services Agreement

        Prior to our IPO, we were party to a management services agreement with two Cactus LLC members, whereby Cactus paid an annual management fee totaling approximately $0.3 million, payable in four installments, each to be paid quarterly in advance, prorated for any partial year. In conjunction with our IPO, the management services agreement terminated pursuant to its terms. Management fee expense totaled $0.1 million for 2018 and $0.3 million for each of 2017 and 2016, respectively. There were no outstanding balances due as of December 31, 2018 or December 31, 2017 under the management services agreement.

Employment Agreements

        We have entered into employment agreements and non-compete agreements with Scott Bender, our Chief Executive Officer, and Joel Bender, our Chief Operating Officer. For more information, please read "Executive Compensation—Employment, Severance or Change in Control Agreements—Employment Agreements."

Other Transactions with Affiliates

        On September 18, 2015, Cadent and Saguaro SPV, LLC ("Saguaro"), an entity managed by Cadent Management, acquired approximately $3.45 million and $7.46 million, respectively, of the principal amount of the then outstanding term loan debt of Cactus LLC. We contributed all the net proceeds of our IPO to Cactus LLC and caused Cactus LLC to use a portion of such proceeds to repay the borrowings outstanding under its term loan facility. As holders of a portion of our outstanding term loan debt, Cadent and Saguaro each received its pro rata share of the net proceeds of our IPO that we used to pay such outstanding debt.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PwC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019. The audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2018 was completed by PwC on March 14, 2019.

        The Board is submitting the appointment of PwC for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment of that firm as the Company's auditors.

        The Audit Committee has the sole authority and responsibility to retain, evaluate and replace our auditors. The stockholders' ratification of the appointment of PwC does not limit the authority of the Audit Committee to change auditors at any time.

  Audit and Other Fees

        The table below sets forth the aggregate fees billed by PwC, our independent registered public accounting firm, for the last two fiscal years:

	2018	2017
	(in thousands)
Audit Fees(1)	$1,545	$1,409
Audit-Related Fees	10	1
Tax Fees(2)	328	172
All Other Fees	—	—

Total	$1,883	$1,582

(1)
Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of annual financial statements, (ii) reviews of our quarterly financial statements, (iii) statutory audits, (iv) research necessary to comply with generally accepted accounting principles, (v) other filings with the SEC, including consents and comfort letters, and (vi) services related to our IPO and our follow-on equity offering in July 2018.

(2)
Tax fees consist of fees for tax compliance, including the preparation, preview and filing of tax returns, and for tax advice and tax planning.

        The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of PwC's audit, audit-related, tax and other services.

        The Company expects that representatives of PwC will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

        Approval of Proposal TWO requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting.

Recommendation

        The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

 AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the audit committee members shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC"), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Cactus, Inc. specifically incorporates such information by reference in such filing.

        The Board of Directors (the "Board") has determined that all current audit committee members are (i) independent, as defined in Rule 10A-3 promulgated under the Exchange Act, (ii) independent under the standards set forth by the New York Stock Exchange, and (iii) financially literate. In addition, Mr. Semple qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

        The audit committee has reviewed and discussed with the Company's management the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018. The audit committee discussed with PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm for the year ended December 31, 2018, matters required to be discussed by standards of the Public Company Accounting Oversight Board ("PCAOB").

        PwC also provided to the audit committee the written disclosure required by applicable requirements of the PCAOB regarding PwC's communications with the audit committee concerning independence. The audit committee discussed with PwC the firm's independence.

        Based on the audit committee's discussions with management and PwC, and the audit committee's review of the report of PwC to the audit committee, the audit committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC.

Audit Committee of the Board of Directors
Alan Semple, Chairman Michael McGovern, Member John (Andy) O'Donnell, Member

 PROPOSAL THREE:
ADVISORY (NON-BINDING) VOTE APPROVING COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

Background

        As an emerging growth company, we are not required to hold a non-binding advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Section 14A(a)(1) of the Exchange Act (a "say-on-frequency" vote). As a matter of good corporate practice, however, we are electing to provide an advisory, non-binding vote to approve the compensation of our named executive officers as disclosed in the tabular and narrative disclosure set forth in this Proxy Statement under "Executive Compensation."

        The Board is asking stockholders to approve on an advisory, non-binding basis, the following resolution at the Annual Meeting:

  RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the tabular and narrative disclosure set forth in this Proxy Statement under "Executive Compensation."

        The say-on-pay vote is advisory, and therefore not binding on the Company or the Board and will not overrule any decisions made by the Board and will not require the Board to take any specific action. Nevertheless, the vote will provide information to the Board regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Board will be able to consider when determining executive compensation going forward.

Vote Required

        The approval, on a non-binding basis, of the compensation of our named executive officers as reported in this Proposal THREE requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Broker "non-votes" will have no legal effect on this proposal.

        As an advisory vote, Proposal THREE is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any specific action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. In particular, to the extent there is any significant vote against our named executive officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board

        The Board unanimously recommends that stockholders vote FOR the non-binding proposal to approve the compensation of our named executive officers.

 PROPOSAL FOUR:
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF ADVISORY
VOTES ON EXECUTIVE COMPENSATION

Background

        As an emerging growth company, we are not required to provide a frequency vote pursuant to Section 14A(a)(2) of the Exchange Act. As a matter of good corporate practice, however, we are electing to provide an advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a say-on-pay vote. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining.

        For the reasons described below, the Board unanimously recommends that our stockholders select a frequency of "every three years."

  •
  We are a relatively newly formed company and thus our executive compensation is designed in large part to support long-term value creation. A triennial vote will allow stockholders to better judge our executive compensation in relation to our long-term performance.

  •
  A triennial vote will provide the Board sufficient time to thoughtfully evaluate the results of the most recent say-on-pay vote, to discuss the implications of the vote with our stockholders and to develop and implement any changes to our executive compensation that may be appropriate in light of the vote.

  •
  A triennial vote will allow for any changes to our executive compensation to be in place long enough for stockholders to see and evaluate the effectiveness of these changes.

Vote Required

        The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of Proposal FOUR. However, because Proposal FOUR has three possible substantive responses (every year, every two years and every three years), if none of the frequency alternatives receives a majority vote, then we will consider stockholders to have approved the frequency selected by holders of a plurality of the shares present and entitled to be voted. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

        Although non-binding, the Board and the Compensation Committee will carefully review the voting results on this Proposal FOUR. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory "say-on-pay" votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or material changes to compensation programs. We expect to hold a say-on-frequency vote every six years.

Recommendation of the Board

        This vote is advisory, and therefore not binding on the Company or the Board. Although the vote is non-binding, the Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct future say-on-pay votes.

        The Board unanimously recommends that stockholders vote "EVERY THREE YEARS" as the option for the non-binding proposal to approve the frequency of advisory votes on the compensation of our named executive officers.

 STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

        Any stockholder of the Company who desires to submit a proposal for action at the Company's 2020 Annual Meeting of Stockholders must submit such proposal to the Company at its principal executive offices (Cactus, Inc., 920 Memorial City Way, Suite 300, Houston, Texas 77024, Attn: Corporate Secretary) by the close of business between February 20, 2020 and March 20, 2020. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Bylaws.

        Subject to the terms of the Stockholders' Agreement, it is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the Director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings. Both director nominees for election at the annual meeting were designated by Cactus WH Enterprises pursuant to the stockholders' agreement.

        In identifying candidates for membership on the Board, the Nominating and Governance Committee will take into account all factors it considers appropriate, which may include (a) individual qualifications, including strength of character, mature judgment, familiarity with the Company's business and industry, independence of thought and an ability to work collegially and (b) all other factors that the Nominating and Governance Committee considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Nominating and Governance Committee may also consider the extent to which the candidate would fill a present need on the Board. When evaluating whether to re-nominate existing directors, the Nominating and Governance Committee considers matters relating to the retirement of current directors, including term limits or age limits, as well as the performance of such directors.

        While the Board and the Nominating and Governance Committee does not have a formal policy on diversity, they will endeavor to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Board and the Nominating and Governance Committee believe they the Board is so balanced, due to the representation on the Board of members having experience in the oil and gas industry, accounting and investment analysis, and legal and corporate governance, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        The Nominating and Governance Committee may also, in its discretion, retain and pay fees to, a search firm to provide additional candidates.

        Subject to the provisions of the stockholders' agreement, the Nominating and Governance Committee will consider any director nominee recommended by stockholders for election at the Company's 2020 Annual Meeting of Stockholders if that nomination is submitted in writing by the close of business between February 20, 2020 and March 20, 2020 to Cactus, Inc., 920 Memorial City Way, Suite 300, Houston, Texas 77024, Attn: Corporate Secretary. The Nominating and Governance Committee will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

  •
  the name and address of the nominating stockholder, as they appear on the Company's books;

  •
  the nominee's name and address and other personal information;

  •
  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

  •
  a completed and signed questionnaire, representation and agreement, pursuant to the Company's Bylaws, with respect to each nominee for election or re-election to the Board; and

  •
  all other information required to be disclosed pursuant to the Company's Bylaws and Regulation 14A of the Exchange Act.

        Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

        The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

        Solicitation of proxies may be made via the Internet, by mail or by personal interview by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

        In accordance with the DGCL, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

ADDITIONAL INFORMATION

        We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.CactusWHD.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report, or any of the exhibits listed therein, please submit a request in writing to: Investor Relations, Cactus, Inc., 920 Memorial City Way, Suite 300, Houston, Texas, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

        The charters for our Audit Committee, our Compensation Committee and our Nominating and Governance Committee, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, are available in the "Investors" section of our website under the heading "Corporate Governance" and are also available in print without charge upon written request to us at the address above.

 OTHER MATTERS

        As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

DIRECTIONS TO ANNUAL MEETING

        The Company's 2019 Annual Meeting of Stockholders will be held at the offices of Baker Botts L.L.P., 910 Louisiana Street, 32nd floor, Houston, Texas 77002, which is located in downtown Houston, Texas.

ANNUAL MEETING OF STOCKHOLDERS OF CACTUS, INC. May 22, 2019 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 12:00 a.m. Eastern Time on the meeting date. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20230304000000000000 6 052219 O Joel Bender FOR ALL NOMINEES 3. The proposal to approve, on a non-binding, advisory basis, the 4. The proposal to approve, on a non-binding, advisory basis, changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND “EVERY THREE YEARS” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: O Alan Semple WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratification of the selection of PricewaterhouseCoopers LLP as auditors. FOR AGAINST ABSTAIN compensation of our named executive officers. 1 year 2 years 3 years ABSTAIN the frequency of holding advisory votes on the compensation of our named executive officers. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election to the Board of each of the nominees listed in Proposal 1, FOR Proposals 2 and 3 and EVERY THREE YEARS for Proposal 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and 2018 Annual Report are available at http://www.astproxyportal.com/ast/22025/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 CACTUS, INC. Proxy for Annual Meeting of Stockholders on May 22, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Stephen Tadlock and Joel Bender, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Cactus, Inc., to be held on May 22, 2019 at 9:00 a.m. Central Time, at the offices of Baker Botts L.L.P., 910 Louisiana Street, 32nd Floor, Houston, Texas 77002, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1